Exhibit 107
CALCULATION OF FILING FEE TABLE

424H
(Form Type)

VERIZON ABS II LLC
(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Asset-Backed Securities	Asset-Backed Notes		(1)	100%	(1)	(1)	(1)
Carry Forward Securities
Carry Forward Securities	Asset-Backed Securities	Asset-Backed Notes	415(a)(6)	$1,125,000,000	100%	$1,125,000,000			SF-3	333-253034 and 333-253034-01	April 15, 2021	$166,050.00
	Total Offering Amounts					$1,125,000,000
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fees Due
(1)
An unspecified additional amount of securities is being registered as may from time to time be offered at unspecified prices. The registrant is deferring payment of all of the registration fees for such additional securities in accordance with Rule 456(c) and Rule 457(s) of the Securities Act of 1933.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this Registration Statement and the prospectus included herein relate to $550,000,000 aggregate principal amount of asset-backed notes that were previously registered, but which remain unsold, under a registration statement on Form SF-3 (File nos. 333-253034 and 333-253034-01), initially filed on February 12, 2021 with an initial effective date of April 15, 2021. Pursuant to the Prior Registration Statement, there are $1,125,000,000 of unsold securities thereunder as of the date of this registration statement (the “Unsold Securities”).  A filing fee of $166,050.00 was previously paid in connection with such Unsold Securities.

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources